Exhibit 10.2

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of April 28, 2020 (this “Amendment”), among Callaway Golf Company (the “Borrower”), the Lenders party hereto (who constitute Required Lenders) and Bank of America, N.A., as administrative agent (the “Administrative Agent”).

WHEREAS, reference is hereby made to the Credit Agreement dated as of January 4, 2019 (the “Credit Agreement”, and as amended by this Amendment, the “Amended Credit Agreement”) among the Borrower, the Administrative Agent and the financial institutions party thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Amended Credit Agreement;

WHEREAS, the Borrower has requested to amend the Credit Agreement on the terms set forth herein;

WHEREAS, the Credit Agreement provides that this Amendment may become effective with the consent of the Borrower, the Administrative Agent and Lenders constituting the Required Lenders;

WHEREAS, on the Amendment No. 1 Effective Date (as defined below), each Lender (a “Consenting Lender”) that shall have delivered their signature to this Amendment No. 1 shall be deemed to have consented to the amendments and modifications to the Credit Agreement effected hereby; and

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1.    Amendments. Effective as of the Amendment No. 1 Effective Date, the Credit Agreement is amended as follows:

(a)    Section 1.01 of the Credit Agreement is hereby amended by adding the following parenthetical at the end of definition of “Restricted Payment”:

“(it being understood and agreed, for the avoidance of doubt, none of the actions described in clauses (a) – (d) of the definition of Junior Debt Restricted Payment shall be considered a Restricted Payment with respect to an Equity Interest that also constitutes Junior Debt)”

(b)    Section 7.02(d) of the Credit Agreement is hereby amended by deleting the following words in such Section:

“arising in the ordinary course of business and”;

(c)    Section 7.02(o) of the Credit Agreement is hereby amended by (i) replacing “among” with “by” and (ii) deleting “and Banc of America Leasing & Capital, LLC”;

(d)    Section 7.02(p) of the Credit Agreement is hereby amended by deleting the word “and” at the end of such Section and Section 7.02(q) is hereby amended by replacing the period “.” at the end of such section with a semi-colon “;”. Section 7.02 of the Credit Agreement is hereby then amended by adding the following clauses as Section 7.02(r) and Section 7.02(s) thereof:

“(r)    (x) Indebtedness in the form of senior unsecured convertible debt securities of the Borrower in an aggregate principal amount not to exceed, together with any amounts incurred pursuant to Section 7.02(s), in the aggregate $275,000,000 and guarantees thereof by the Loan Parties; provided that such Indebtedness shall not mature earlier than the Latest Maturity Date in effect at such time; and (y) any refinancings, refundings, renewals or extensions of Indebtedness permitted pursuant to Sections 7.02(r)(x); provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder; and

(s)     (x) any loan or other financial assistance received by any Borrower or any of its Subsidiaries from any federal, state, local or foreign government program enacted in response to the COVID-19 outbreak in an aggregate principal amount not to exceed, together with any amounts incurred pursuant to Section 7.02(r), in the aggregate $275,000,000; and (y) any refinancings, refundings, renewals or extensions of Indebtedness permitted pursuant to Sections 7.02(s)(x); provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder.”;

(e)    Section 7.06 of the Credit Agreement is hereby amended by deleting “or issue or sell any Equity Interests or accept any capital contributions,” in the lead-in to such Section; and

(f)    Section 8.01(e) of the Existing Credit Agreement is hereby amended by inserting the following proviso at the end of clause (i) of such Section:

“; provided further that any conversion of, or trigger of conversion rights with respect to, any convertible debt securities of the Borrower otherwise permitted to be incurred under this Agreement (whether or not such conversion is to be settled in cash or capital stock or a combination thereof) unless such conversion results from any event of default thereunder or a “change of control”, “fundamental change” or similar occurrence thereunder, shall not constitute an Event of Default;”.

SECTION 2.    Representations and Warranties. In order to induce the Lenders to consent to this Amendment, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that on and as of the date hereof both before and after giving effect to this Amendment (i) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement and each other Loan Document are true and correct in all material respects (except when qualified as to materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties relate to an earlier date, in which case they shall be true and correct as of such earlier date in all material respects; (ii) no Default or Event of Default exists as of the Amendment No. 1 Effective Date or will result from this Amendment; and (iii) the execution, delivery and performance by the Borrower of this

Amendment has been duly authorized by all necessary corporate action, and does not and will not contravene the terms of any of the Borrower’s Organization Documents; (b) conflict with or result in any breach of or contravention of (x) any Contractual Obligation (including the ABL Loan Documents) to which the Borrower is a party or by which it is bound, the termination or adverse modification of which could reasonably be expected to have a Material Adverse Effect or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) result in the creation of any Lien (other than Permitted Liens), or (d) violate any Applicable Law.

SECTION 3.    Effect of Amendment. On and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement. The Amended Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall not be impaired or limited by the execution or effectiveness of this Amendment. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.

SECTION 4.    Conditions to Effectiveness. The effectiveness of Section 1 of this Amendment shall be subject solely to the satisfaction of the following conditions precedent (the first date upon which such conditions precedent are satisfied, the “Amendment No. 1 Effective Date”):

(a)    the Administrative Agent shall have received from the Borrower and Lenders constituting the Required Lenders either (x) counterparts of this Amendment No. 1 signed on behalf of such parties or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of an Electronic Record executed using Electronic Signatures (each as defined below)) that such parties have signed counterparts of this Amendment No. 1;

(b) to the extent invoiced at least three (3) Business Days prior to the date hereof and payable under and in accordance with Section 10.04 of the Credit Agreement, the Borrower shall have paid the reasonable out of pocket expenses of the Administrative Agent in connection with this Amendment (including the reasonable fees and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent) incurred in connection with this Amendment;

(c) the Borrower shall have delivered to the Administrative Agent a certificate from a Responsible Officer of the Borrower dated as of the Amendment No. 1 Effective Date, to the effect set forth in Sections 2(i) and 2(ii) hereof; and

(d) the Administrative Agent shall have received, for the account of the Consenting Lenders, consent fees in an amount equal to 0.125% of their Term Loans; this fee will be fully earned and due and payable on the Amendment No. 1 Effective Date.

SECTION 5.    Acknowledgement and Affirmation.

(a)    The Borrower hereby expressly acknowledges the terms of this Amendment and affirms or reaffirms, as applicable, as of the date hereof the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby.

(b)    The Borrower, by its signature below, hereby affirms and confirms (1) its obligations under each of the Loan Documents to which it is a party, and (2) the pledge of and/or grant of a security interest in its assets as Collateral to secure such Obligations, all as provided in the Collateral Documents as originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement and the other Loan Documents.

SECTION 6.    Counterparts; eSignatures.

(a)    This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

(b)    This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record (as defined below) and may be executed using Electronic Signatures (as defined below), including, without limitation, facsimile and/or .pdf. The Borrower agrees that any Electronic Signature (including, without limitation, facsimile or .pdf) on or associated with any Communication shall be valid and binding on the Borrower to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered to the Administrative Agent.    Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Borrower without further verification and (b) upon the request of the Administrative Agent any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

SECTION 7.    Applicable Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CALLAWAY GOLF COMPANY, as the Borrower

By:	/s/ Brian P. Lynch
Name:	Brian P. Lynch
Title:	Executive Vice President and Chief Financial Officer

[Callaway – Signature Page to Amendment No. 1]

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Jeremy L. Webb
Name:	Jeremy L. Webb
Title:	AVP

[Callaway – Signature Page to Amendment No. 1]

[Consenting Lender signatures on file with Administrative Agent]

[Callaway – Signature Page to Amendment No. 1]